SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             ----------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


                            ANTHRACITE CAPITAL, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                Maryland                                13-3978906
-----------------------------------------  -------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

          40 East 52nd Street
          New York, New York                              10022
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(Address of Principal Executive Offices)                (Zip Code)


If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. [x]                                   box. [ ]


  Securities Act registration statement file number to which this form relates:
                               File No. 333-69848.

   Securities to be registered pursuant to Section 12(b) of the Exchange Act:

                                           Name of Each Exchange on Which
Title of Each Class to be So Registered    Each Class is to be Registered
-----------------------------------------  -------------------------------------

8.25% Series D Cumulative Redeemable
Preferred Stock, par value $.001 per
share                                      New York Stock Exchange
-----------------------------------------  -------------------------------------

     Securities to be registered pursuant to Section 12(g) of the Act: None.

                      INFORMATION IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The information required by this Item 1 is set forth under the caption "Description of Series D Preferred Stock" contained in the Prospectus Supplement dated February 7, 2007, to the Prospectus dated April 29, 2002, included as part of the Registration Statement on Form S-3 (File No. 333-69848), of the Registrant, filed with the Securities and Exchange Commission on September 21, 2001, and amended by post-effective amendment No. 1 thereto filed on April 11, 2002. The Prospectus Supplement is hereby incorporated by reference into this registration statement.

ITEM 2.  EXHIBITS

         The following exhibits are filed as part of this registration statement:

3.1 Articles of Amendment and Restatement of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2000).

3.2      Articles Supplementary Relating to the Series D Preferred Stock.

3.3      Bylaws of the Registrant (incorporated herein by reference to Exhibit
         3.2 to the Registrant's Registration Statement on Form S-11 (File No. 333-40813)).

4.1      Form of 8.25% Series D Cumulative Redeemable Preferred Stock
         Certificate.

                                    SIGNATURE

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                ANTHRACITE CAPITAL, INC.



                                                By: /s/ Vincent Tritto
                                                    ---------------------------
                                                    Name:  Vincent Tritto
                                                    Title: Secretary

Date: February 12, 2007